Exhibit 23.1


           CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT AUDITORS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2003 relating to the financial statements and financial statement schedule of A.D.A.M., Inc., which appears in A.D.A.M., Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.


/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
March 23, 2004